EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

    BearingPoint, Inc.

We have issued our reports dated August 6, 2002, except for Note 2, under the subheading “Stock-Based Compensation”, as to which the date is September 29, 2003 and Note 21, as to which the date is April 12, 2004, accompanying the 2002 and 2001 consolidated financial statements and Schedule II, of BearingPoint, Inc. (formerly KPMG Consulting, Inc.), which are included in this transition report on Form 10-K for the period from July 1, 2003 to December 31, 2003. We hereby consent to the incorporation by reference of said reports in BearingPoint, Inc.’s Registration Statements on Forms S-8 (File No. 333-55354, effective February 9, 2001, File No. 333-55380, effective February 9, 2001 and File No. 333-55378, effective February 9, 2001). We consent to the use of our name as it appears under the caption “Selected Financial Data” in this transition report on Form 10-K.

GRANT THORNTON LLP

New York, New York

April 15, 2004